EXHIBIT 99.1

News Release          News Release          News Release           News Release

[LOGO] American Express

                                                Contact:  Molly Faust
                                                          212-640-0624
                                                          molly.faust@aexp.com

FOR IMMEDIATE RELEASE

                 AMERICAN EXPRESS STATEMENT ON U.S. GOVERNMENT
                ANTI-TRUST LAWSUIT AGAINST VISA AND MASTERCARD

         New York - September 22, 2003 -- The following statement was issued today by Kenneth I. Chenault, Chairman and CEO of American Express Company, relating to the decision by the U.S. Court of Appeals on September 17th to affirm district court judge Barbara Jones' ruling in favor of the U.S. Government in its antitrust lawsuit against Visa and MasterCard:

         "We believe that the September 17th ruling by the appellate court effectively ended the legal arguments on the merit of this case. Visa and MasterCard have said they plan to appeal the ruling, but we believe that represents no more than a delaying tactic. Those delays are likely to run for months, not years. Based on our assessment, Visa's and MasterCard's delay tactics will run their course no later than mid-2004.

         "In the meantime, we will be renewing our discussions with banks about establishing network partnership agreements in the U.S. There is a strong interest among banks to partner with us in the U.S. just as they have internationally. We expect to have the first of our U.S. bank agreements signed no later than the second half of 2004.

         "As we have said earlier, we continue to consider the possibility of bringing private legal action against the card associations. The September 17th court ruling reaffirms the viability of this course of action."

         American Express Company (www.americanexpress.com), founded in 1850, is a global travel, financial and network services provider.


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